Exhibit 10.b

SPS TECHNOLOGIES, INC.

LONG RANGE INCENTIVE PLAN

Amended and Restated Effective April 29, 2003

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SPS TECHNOLOGIES, INC.

LONG RANGE INCENTIVE PLAN

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SPS TECHNOLOGIES, INC.

LONG RANGE INCENTIVE PLAN

Purpose of Plan

        The purpose of the SPS Technologies, Inc. Long Range Incentive Plan is to advance the interests of SPS Technologies, Inc. by providing long range incentives to certain key executives of SPS and its subsidiaries who contribute significantly to its long range performance and growth. Benefits paid under or in connection with the Plan shall not be considered wages, salaries or base compensation for purposes of calculating benefits or determining rights under any other compensation plan, benefit or program of SPS or its subsidiaries, except as may be provided under an executive severance agreement or SPS' Senior Executive Severance Plan. The Plan shall be effective as of April 30, 2003.

ARTICLE I

Definitions

        As used herein, unless otherwise required by the context, the following terms shall have the following meanings:

        1.1 "Annual Base Salary" shall mean: (i) with respect to a Participant who is such as of the first day of an Award Period, the Annual Base Salary rate of such Participant in effect as of such first day; and (ii) with respect to a Participant who becomes such after the first day of an Award Period, the Annual Base Salary rate of such Participant in effect as of the day on which he becomes a Participant.

     1.2 "Board" or "Board of Directors" shall mean the board of directors of SPS Technologies, Inc., as the same may be constituted from time to time.

     1.3 "Business Unit Objectives" shall mean the specific operating profit (OP), return on net assets (RONA) or other appropriate financial objective for a business unit as established in accordance with the Plan and as approved by the Board.

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     1.4  "Business Unit" shall mean any entity designated as a Business Unit by the Board of Directors from time to time.

     1.5  "Committee" shall mean the Executive Compensation and Stock Option Committee of the Board.

     1.6  "Common Stock" shall mean the common stock of SPS Technologies, Inc.

     1.7  "Company" shall mean SPS TECHNOLOGIES, INC., a Pennsylvania Corporation, and its subsidiaries.

     1.8  "Compensation" shall mean a Participant's Annual Base Salary.

     1.9  "Corporate" shall mean SPS Technologies, Inc.

     1.10 "Corporate Objectives" shall mean the specific earnings per share (EPS), return on employed capital (ROEC) or other appropriate financial objective as established in accordance with the Plan and as approved by the Board.

     1.11 "Disability" shall mean a disability which qualifies a Participant for benefits under the SPS Technologies, Inc. Long Term Disability Plan or any other disability of a nature which, in the judgment of the Committee relying upon such professional advice as the Committee deems appropriate, under the circumstances, prevents a Participant from performing his or her employment obligation to the Company. In the absence of fraud, the Committee's determination shall be conclusive.

     1.12 "Effective Date" shall mean April 30, 2003.

     1.13 "Employee" shall mean any employee of the Company.

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     1.14  "Fair Market Value of Common Stock" shall be determined by reference to the average stock price as reported on the New York Stock Exchange Composite Transaction Reporting System on the date an award under the SPS 1988 Long Term Incentive Stock Plan is made.

     1.15 "Fiscal Year" shall mean the calendar year.

     1.16 "Long Range Incentive Payment" shall mean the benefit paid to a Participant as determined in accordance with Article III.

     1.17 "Long Range Incentive Percentage" shall mean the percentage of a Participant's Business Unit, Group or Corporate Objectives attained during the applicable Fiscal Year of the Plan Term, subject to the limitations of Section 3.2.

     1.18 "Participant" shall mean an Employee designated by the Board of Directors in accordance with Article II.

     1.19 "Participant Incentive Opportunity" shall equal the Participant's Compensation multiplied by the percentage of the Participant's Compensation set as the maximum value of the Participant's participation in the plan at the achievement of planned results.

     1.20 "Person" shall have the same meaning ascribed to such term in the SPS 1988 Long Term Incentive Stock Plan.

     1.21 "Group Objectives" shall mean the specific operating profit (OP), return on net assets (RONA) or other appropriate financial objective for a Group as established in accordance with the Plan and as approved by the Board.

     1.22 "Plan Term" shall mean three consecutive Fiscal Years as designated by the Board of Directors from time to time.

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     1.23 "Plan" shall mean SPS Technologies, Inc. Long Range Incentive Plan set forth herein, as it may be amended from time to time.

     1.24 "Restricted SPS Common Stock" shall mean restricted shares of common stock of SPS Technologies, Inc. awarded under the SPS 1988 Long Term Incentive Stock Plan or the SPS Restricted Share Award Plan.

     1.25 "SPS 1988 Long Term Incentive Stock Plan" shall mean the SPS 1988 Long Term Incentive Stock Plan, as amended effective April 30, 2002 and as may be amended from time to time.

     1.26 "SPS Restricted Share Award Plan" shall mean the SPS Restricted Share Award Plan adopted February 10, 2002 and as may be amended from time to time.

ARTICLE II

Participation

     2.1 Eligibility. Any Employee of the Company is eligible to participate in the Plan if and to the extent designated annually by the Committee. The Committee will approve the Participant's Incentive Opportunity for each Participant annually.

     2.2 Date of Participation. An Employee who is designated as a Participant in accordance with Section 2.1 shall commence participation in the Plan on the date designated by the Committee for the period designated by the Committee.

     2.3 Termination of Participation. A Participant shall cease further participation in the Plan, except to the extent that an incentive payment has been earned and is payable pursuant to Article III, upon the earlier of: (a) his death or Disability, (b) the termination of his employment with the Company for any reason whatsoever, or (c) at the end of the Plan Term(s) for which he is designated as a Participant by the Board of Directors.

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ARTICLE III

Determination of Amount of Incentive Payments

     3.1 Calculation of Benefit.

         (a)      Subject to the provisions of subsection (b), the Long Range Incentive Payment to be paid to a Participant for an applicable Fiscal Year shall be calculated by multiplying the Participant's Long Range Incentive Percentage by the Participant's Incentive Opportunity for the Fiscal Year. A Participant may be entitled to receive up to 125% of the indicated award for a particular objective in the event that actual results for that objective are in excess of the objectives set forth in the Plan. This treatment will be indicated at the beginning of the plan year, set forth on the individual's communication of participation in the plan and will be approved by the Committee.

         (b)   Except as provided hereafter, no Long Range Incentive Payment ("Payment") shall be made for a Fiscal Year, and a Participant shall forfeit all right to any Payment under the Plan for a Fiscal Year, unless the Participant has been an Employee for the entire Fiscal Year; provided, however, that notwithstanding the foregoing, the Committee may authorize the payment, with a duly authorized resolution, to such Participant of a pro-rated payment for the portion of the Fiscal Year for which he was employed by the Company as the Committee deems appropriate in its sole discretion.

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     3.2 Calculation of Long Range Incentive Percentage.

         (a)      Except as provided in subsections (b) and (c), a Long Range Incentive Percentage shall be calculated for each participant annually. Corporate, Group and Business Unit Objectives for the Plan Term shall be approved by the Board of Directors. The Board is not required to extend the Plan to any Fiscal Year. To the extent the Board of Directors decides to make the Plan effective for an additional Fiscal Year, the Board may, in its sole discretion, designate new and/or different Corporate, Group and/or Business Unit Objectives or other criteria to be used to calculate a Participant's Long Range Incentive Percentage for any such additional years.

         (b)      A Participant will be deemed to have a Long Range Incentive Percentage of zero percent (0%) if the applicable Corporate, Group and/or Business Unit percentage for the achievement vs. plan for the applicable Fiscal Year do not achieve a result within the acceptable range compared to the plan as set forth at the commencement of the Plan Term.

         (c)      In no circumstance may a Participant's Long Range Incentive Percentage exceed the applicable Long Range Incentive Percentage maximum approved by the Board at the commencement of the Plan Term, except for the provisions of Section 3.1 above.

         (d)   Long Range Incentive Percentages shall be calculated based on the percentage realization of one or more Group, Business Unit or Corporate Objectives. Participants may receive a weighted Long Range Incentive Percentage reflecting their applicable Corporate, Group or Business Unit percentages for the Fiscal Year. Specific objectives and the weighting of each objective will be approved by the Committee at the commencement of the Plan Term and this will be communicated to each participant in the Plan annually. Participants who receive a weighted Long Range Incentive Percentage shall remain subject to the limitations of Section 3.2.

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     3.3 Form of Incentive Payments. Long Range Incentive Payments shall be made in the form of Restricted SPS Common Stock. Restrictions on restricted share awards will lapse 20% per year for 5 years. Upon the lapse of the annual restriction on shares awarded, shares will be directly registered to the participant at the transfer agent. A participant may then request the transfer agent to deliver a certificate to them, transfer them to a brokerage account or may leave them in electronic status at the transfer agent. The Committee may, at its discretion, elect to make awards in cash in the event that the total number of shares to be awarded under the plan to an individual participant for the period is less than 100 shares.

     3.4 Communication of Awards. Communication of Long Range Incentive Share Awards and payments, if applicable, shall be made no later than the last day of the third calendar month after the close of the Fiscal Year.

ARTICLE IV

Miscellaneous Provisions

     4.1 Administration

         (a)  Designation of Committee. The Plan shall be administered by the Committee. Members of the Committee may not be Participants under the Plan.

         (b)  Duties of Committee. The Committee shall be responsible for interpretation of Plan provisions and approval of benefit payments to the extent such responsibility has not been allocated under the Plan to another Person, and subject to and in accordance with the provisions hereof shall determine all questions arising under the Plan. The Committee may also make such rules and regulations and prescribe such forms and procedures for the conduct of its meetings and administrative duties, as it deems appropriate. The Committee shall endeavor to act uniformly in accordance with the provisions of the Plan.

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            (c)  Agents. The Committee shall appoint an individual to be the Committee's agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

           (d) Binding Effect of Decisions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all Persons having any interest in the Plan, except to the extent that a panel of arbitrators shall decide to the contrary.

           (e) Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of willful misconduct.

     4.2 No Right of Employment. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

     4.3 Nonassignability. Except as herein expressly provided, the respective rights and obligations of the Participants under the Plan shall not be assignable. The rights and obligations of the Company hereunder shall inure to the benefit of and be binding upon its successors and assigns, including any other corporation or entity with which the Company may be merged or otherwise combined or which may acquire the Company or its assets in whole or substantial part. A successor to the Company shall be liable for the payment of a Long Range Incentive Payment under the Plan for the Fiscal Years of the Plan Term for which a Long Range Incentive Payment has not yet been paid. Calculations required to make such payments shall be made, to the extent practicable on a proforma basis or otherwise, consistent with the methodology specified in Article III of the Plan. To the extent such calculations are not practicable, a Participant shall receive, for each of such remaining Fiscal Years, a Long Range Incentive Payment that is calculated on the basis of objective criteria regarding performance that is as comparable as possible with the performance measures set forth in the attached Schedule for such remaining Fiscal Years. Nothing herein expressed or implied is intended to confer upon any Person, other than the Participants and the Company, any rights, remedies, obligations or liabilities under or by reason of the Plan.

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     4.4 Unfunded Arrangement. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure any payment under the Plan, and such payments shall be pari passu with the claims of the Company's general creditors.

     4.5 Governing Law. The Plan shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

     4.6 Acceptance. By claiming or accepting any benefit under the Plan, each Participant and each Person claiming by, under or through him or her shall be conclusively deemed to have indicated his/her acceptance and ratification of, and consent to, the terms and provisions of the Plan.

     4.7 Notices. All notices and requests pursuant to the Plan shall be in writing and shall be mailed by certified or registered mail, return receipt requested, if to the Company, to Secretary, SPS Technologies, Inc., Two Pitcairn Place, 165 Township Line Road, Jenkintown, PA 19046, and if to a Participant, at their home address or work location address. Such addresses may be changed by written notice mailed in accordance with this Section 4.7. Such notice shall, for all purposes of the Plan, be deemed to have been delivered and received by the addressee on the date of mailing thereof. No other notice, whether actual or constructive, shall have any effect under the Plan.

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     4.8 Entire Plan. The Plan contains all the provisions of the Plan with respect to the matters contemplated herein and supersede all prior plans or understandings among the Company and the Participants relating to such matters, except as may be provided in an executive severance agreement between the Company and a Participant and in the Company's Senior Executive Severance Plan.

     4.9 Tax Withholding. All payments hereunder shall be subject to all withholding requirements under applicable tax law.

ARTICLE V

Amendment and Termination

     5.1 Amendment and Termination. The Board of Directors reserves the right by written resolution to amend the Plan at any time and from time to time in any fashion, and to terminate it at will. A decision by the Board of Directors to amend or terminate the Plan will be binding. No amendment or termination of the Plan shall decrease or restrict any entitlement to benefits for any benefits earned or to be earned for the periods of participation applicable to a Participant under the Plan prior to its amendment or termination.